Exhibit 10.9

December 3, 2012

H2 Financial Management Inc.

999 18th Street, Suite 3000

Denver, Colorado 80202

Gentlemen:

H2 Financial Management Inc. (the “Corporation”), a blank check company formed for the purpose of acquiring control of one or more businesses or entities (a “Business Combination”), intends to register its Class A common stock, par value $.0001 per share (“Class A Common Stock”), under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

R. Bruce Cameron (the “Capital Partner”) hereby commits to purchase an aggregate of 20,000,000 shares (the “Class B Shares”) of the Class B common stock, par value $0.000001 per share (“Class B Common Stock”), of the Corporation for an aggregate purchase price and total consideration of $20.00, which amount is being delivered to the Corporation simultaneously with the execution of this letter.

The Capital Partner acknowledges and agrees:

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that prior to a Business Combination and in connection with any vote on a Business Combination, the Capital Partner will vote the Class B Shares on all matters presented to holders of the Corporation’s common stock for a vote in proportion to the vote of the holders of the Class A Common Stock;

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that he shall not be entitled to (i) convert any Class B Shares in connection with any vote to approve a proposed Business Combination or (ii) sell any Class B Shares pursuant a tender offer by the Company in connection with a proposed Business Combination;

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that, prior to the consummation of a Business Combination, neither the Class B Shares nor any right or interest therein may be sold, assigned, hypothecated, pledged or otherwise transferred; provided, however, that the Class B Shares may be transferred prior to the consummation of a Business Combination by bona fide gift to a trust created by the Capital Partner on the condition that such a transfer may be implemented only upon the respective transferee’s written agreement to be bound by the provisions set forth herein, including the transfer and voting restrictions set forth herein;

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that the Class B Shares will participate in any liquidation distribution only to the extent provided for in the Corporation’s certificate of incorporation (as amended and/or restated from time to time);

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that the Class B Shares will include any additional terms or restrictions as may be reasonably required by the underwriters in the IPO and agreed upon by the board of directors of the Corporation in order to consummate the IPO, each of which will be set forth in the registration statement relating to the IPO; and

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that he will execute agreements for purposes of effectuating the arrangements described herein prior to the consummation of the IPO as are reasonably requested by the Corporation, including but not limited to an insider letter.

The Capital Partner hereby represents and warrants that:

•	he has been advised that the Class B Shares have not been registered under the Securities Act;

•	he has no present intention of selling or otherwise disposing of the Class B Shares in violation of the securities laws of the United States;

•	he is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

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he has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

•	he is familiar with the proposed business, management, financial condition and affairs of the Corporation; and

•	he has the legal capacity to execute and deliver this letter and any documents contemplated herein.

This letter agreement (i) has been duly and validly authorized, executed and delivered by the Capital Partner and is the legal, valid and binding obligation of the Capital Partner enforceable against him in accordance with its terms and (ii) will be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state, without giving effect to any conflicts of laws provisions.

This letter agreement may be executed in two or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute the same letter agreement.

[Signature page to follow]

Very truly yours,

/s/ R. Bruce Cameron
R. Bruce Cameron

Accepted and Agreed:

H2 FINANCIAL MANAGEMENT INC.

By:	/s/ R. Bradley Forth
Name: R. Bradley Forth
Title: Chief Financial Officer

Date:	December 3, 2012